FirstEnergy
                      Executive Incentive Compensation Plan
                                      2002


The Executive Incentive Compensation Plan (EICP) is designed to attract, retain and reward executives; to more closely align the interests of executives and shareholders; and to promote growth in shareholder value.

The Plan consists of a Short-Term Incentive Program (STIP) for 2002; a Long-Term Incentive Program (LTIP) for the period 2002 - 2004, and a Stock Option Program. Target opportunities for each program are shown in Attachment 1.


                       Short-Term Incentive Program (STIP)
                       -----------------------------------

Eligibility
-----------

Employees with a March 1, 2002 market rate at or above $98,800 who have an approved reporting relationship are eligible to participate in the STIP. Employees who are employed as of January 1, 2002, must work through March 31, 2002, to be eligible for an STIP award. Newly hired employees must be on the payroll prior to October 1, 2002, to be eligible for an STIP award.

Eligible employees who have separated employment during the year due to retirement, disability, death, or under conditions for which the employee qualifies and elects benefits under the FirstEnergy Severance Benefits Plan will receive a prorated award based on the number of months worked in an eligible position.

Eligible employees who voluntarily resign or are involuntarily separated for cause at any time during the plan year or between December 31, 2002, and the date awards are paid, are ineligible to receive an STIP award. A performance rating of Does Not Meet Expectations also disqualifies an employee from receiving an STIP award.

Eligible employees who work in an EICP position for less than the full plan year will receive a prorated award based on the number of months worked in an eligible position.

Transfer between Plans
----------------------

STIP awards are based on whole months of eligibility in an incentive plan. Thus, employees who transfer from one incentive plan to another and work the full year, or those who exit under qualifying circumstances described above will have their incentive awards prorated in whole month increments. Monthly increments are determined by the effective date of the employee's move.

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


For a move resulting in a change in incentive plan eligibility that is effective between the 1st and 15th of any month except December, the employee becomes eligible for the plan into which they are moving for that entire month. If the move is effective on or after the 16th of any month except January, the employee becomes eligible for the plan into which they are moving on the 1st of the following month.

Employees hired or changing plans at any time during January will be credited with plan eligibility in the "new" plan for the entire month of January. Employees who change plans at any time on or after November 16 will continue their eligibility in the "old" plan for the entire month of December, and will become eligible for the "new" plan in January.

If an employee experiences a change in market rate within the EICP group during the plan year, the employee will receive a prorated STIP award based on the number of months at each market rate.

Key Performance Indicators (KPIs)
---------------------------------

Performance goals consist of FirstEnergy Financial KPIs and Operational KPIs. FirstEnergy Financial KPIs apply to all employees. Operational KPIs are established by each Business Unit Vice President. The weighting of Financial KPIs and Operational KPIs varies among eligible employees depending upon their job level.

Incentive Opportunity
---------------------

Each KPI has a threshold, target and maximum level of achievement. The achievement of Financial KPIs at or above threshold will generate a payout from 50% to 200% of the target award. The achievement of Operational KPIs at or above threshold will generate a payout from 50% to 150% of target. Results achieved between threshold and target, and target and maximum, will be interpolated.

STIP awards for the 2002 plan year will be paid in March 2003. Awards are subject to tax withholding and are eligible for Employee Savings Plan contributions. STIP awards will not be paid unless total earnings exceed the amount of dividends paid plus the maximum awards from all incentive plans.

Plan participants may elect to defer a portion or all of their STIP award under the terms of the Executive Deferred Compensation Plan (EDCP).

Discretionary Award
-------------------

There may be instances where an employee has demonstrated extraordinary responsiveness or has made a substantial contribution that will not be properly recognized in the STIP award process. In these cases, the Company (and/or the Compensation Committee of the Board of Directors) may, at its discretion, grant a special discretionary award to the employee.


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


                       Long-Term Incentive Program (LTIP)
                       ----------------------------------

Eligibility
-----------

An employee who is hired or promoted into the EICP eligible group during January 2002 will be eligible to participate in the 2002 LTIP. An employee hired or promoted into the EICP group on or after February 1, 2002, will become eligible for the LTIP in 2003, assuming he/she remains in an eligible position.

An employee must work a minimum of 12 months in an EICP eligible position during the three-year (36-month) plan cycle to be eligible for an award. Thus, an executive who separates for any reason during 2002 will not be eligible to receive an LTIP award from the 2002 program.

An eligible employee must be actively employed as of December 31, 2004, or have separated due to retirement, disability or death; or under conditions for which the employee qualifies and elects benefits under the FirstEnergy Severance Benefits Plan. In such cases, the employee will receive a prorated award at the time of separation, based on the number of months of participation and the Company's TSR rating at the time.

An employee who voluntarily resigns or is separated for cause at any time during the three-year plan cycle, or between December 31, 2004, and the award payment date, is ineligible to receive an LTIP award from the 2002 program.

If an EICP eligible employee is no longer in an eligible position on December 31, 2004, his/her LTIP award will be prorated to reflect the number of months worked in an eligible position during the three-year plan cycle.

Performance Shares
------------------

On January 1, 2002, each eligible employee's LTIP award is converted into "Performance Shares" of FirstEnergy common stock based on the average of the high and low common stock prices on the last trading day in 2001. These shares are placed into a Performance Share Account for three years (2002 - 2004).

During the 2002 - 2004 plan cycle, dividend equivalents will be converted into additional shares based on the closing stock price on the date the dividends are paid. At the end of the three-year plan cycle, the employee's account value will be based on the average of the high and low prices on the last trading day in December 2004.

The account value may be adjusted upward or downward based upon the total shareholder return (TSR) ranking of FirstEnergy common stock relative to an energy services company index during the three-year period. The purpose of applying a TSR factor is to strengthen the linkage between the participant's total compensation and the long-term growth of shareholder value.


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


If the Company's TSR ranking is at the 63rd percentile, the award payout will be 100% of the account value. If the TSR rating is at or above the 86th percentile, the award payout will be 150% of the account value. If the TSR is at the 41st percentile, the award payout will be 50% of the account value. Award payouts for a ranking above the 41st and below the 86th percentile will be interpolated. For a TSR ranking below the 41st percentile, no award payment will be made. Attachment 2 provides a LTIP award example.

Award Payments
--------------

Awards for the 2002 - 2004 cycle will be paid in March 2005.

Plan participants may elect to defer a portion or all of their LTIP award under the provisions of the Executive Deferred Compensation Plan (EDCP).


                              Stock Option Program
                              --------------------

In 2002, eligible employees will receive stock option grants that will allow them to purchase a specified number of common stock shares at a fixed grant price over a defined period of time. The number of stock options granted and a stock option agreement will be communicated to recipients at the time of the grant.

                                      Terms
                                      -----

For the purposes of this Plan, the term FirstEnergy is defined as FirstEnergy Corp. and all of its operating companies to which this Plan has been extended. The term "Company" refers to FirstEnergy Corp. or its operating companies individually, as appropriate.

Each employee's rights under the Plan are at all times governed by the official text of the Executive and Directors Incentive Compensation Plan Document and are in no way altered or modified by the contents of this summary.

Beneficiary
-----------

Each executive may, at any time, designate one or more persons as the executive's primary or contingent beneficiary (ies) to whom awards earned under this Plan shall be paid in the event of the executive's death prior to payment of such awards to the executive. In the absence of an effective beneficiary designation, or if all beneficiaries predecease the executive, the executive's designated beneficiary shall be the person in the first of the following classes in which there is a survivor: the executive's surviving spouse; the executive's estate.


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


Right to Modify or Terminate
----------------------------

This Plan may be amended or terminated at any time with or without notice by the Compensation Committee of the Board of Directors of FirstEnergy. If it is determined that significant unusual events occurred that impacted the FirstEnergy's reported earnings but do not truly reflect the achieved operating results of the FirstEnergy, then the Compensation Committee may, in its sole discretion, increase or decrease the amount of any awards determined by this Plan or even determine that no awards will be paid. Not withstanding, the Committee shall have no authority to adjust upwards the amount payable to a Covered Employee with respect to a particular Award, to take any of the foregoing actions or to take any other action to the extent that such action or the Committee's ability to take such action would cause any Award under the Plan to any Covered Employee to fail to qualify as "performance-based compensation" within the meaning of Code Section 162(m)(4) and the regulations issued thereunder.

No Employment Contract or Funded Trust
--------------------------------------

Nothing in this Plan shall be construed as giving any participant the right to be retained in the employ of any Company, nor shall any Company be required, by virtue of the existence of this Plan, to maintain the employment of any participant through any specified date.

All awards paid under this Plan shall at all times constitute general unsecured liabilities of any Company, payable out of its own general assets. In no event shall any Company be obliged to reserve any funds or assets to secure the payment of such amounts and nothing contained in the Plan shall confer upon any participant the right, title or interest of any assets of any Company.

Administration
--------------

The Plan is administered by the Human Resources Department.


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




                                                                                                                   Attachment 1

                                                  Total Compensation Opportunity
                                                               2002



================= ============================== ========================================================= =====================
                        SHORT-TERM (STIP)                           LONG-TERM (LTIP)                             TOTAL
                  ------------------------------ --------------------------------------------------------- ---------------------
                                                                                                             Total Incentive
   Executive            Annual Incentive             Performance Share               Stock Option              Compensation
      Tier             Target Opportunity*          Target Opportunity*          Target Opportunity*           Opportunity*
================= ============================== =========================== ============================= =====================

       V                       25%                           5%                          35%                       65%

================= ============================== =========================== ============================= =====================




*Opportunity as a percent of the employee's March 1, 2002 market rate








========================================================================
                        STIP AWARD LEVERAGE (TIER V)
------------------------------------------------------------------------
     KPIs          WEIGHT          THR          TGT          MAX
------------- -------------- ------------- ------------ ----------------
Financial            20%           50%          100%         200%
------------- -------------- ------------- ------------ ----------------
Operational          80%           50%          100%         150%
============= ============== ============= ============ ================
Total               100%           50%          100%         160%
============= ============== ============= ============ ================



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

                                                                 Attachment 2


                                   FirstEnergy
                   2002 Executive Incentive Compensation Plan
                       Long-Term Incentive Program (LTIP)
                            Performance Share Example


Name:                     Jane Executive

Market Rate:              $100,000

Target Incentive:         5% of Market Rate

                          Target Opportunity: $5,000

Performance Share Award:  142.207 shares (35.155/share)

Performance shares mature at the end of 2004 and are payable in March 2005 based on the following factors:

o The account value after dividend equivalents are credited to the executive's account during the performance period

o The common stock price calculated by averaging the high and low market price of the Company's common stock on the last trading date of 2004

o The total shareholder return (TSR) of the Company's common stock during the performance period relative to the peer company index. The TSR ranking will determine a performance factor which will either increase or decrease the value of the performance share account

The following table illustrates awards at various TSR percentile rankings assuming that no dividends are paid and that the stock price does not appreciate during the three-year performance period.

============================== ====================== =======================
                                                            Performance
         TSR Ranking               Award Payout*              Factor
============================== ====================== =======================
    86 - 100th Percentile              $7,500                   150%
------------------------------ ---------------------- -----------------------
      75th Percentile*                 $6,250                   125%
------------------------------ ---------------------- -----------------------
      63rd Percentile*                 $5,000                   100%
------------------------------ ---------------------- -----------------------
      52nd Percentile*                 $3,750                    75%
------------------------------ ---------------------- -----------------------
      41st Percentile                  $2,500                    50%
------------------------------ ---------------------- -----------------------
     1 - 40th Percentile                 $0                      0%
------------------------------ ---------------------- -----------------------



* Award payouts interpolated between the 86th and 41st percentile.
==========================================================================


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